Better Home & Finance Holding Company Announces Third Quarter 2024 Results
•Q3 Funded Loan Volume of $1.035 billion, up 42% year-over-year and 8% quarter-over-quarter
•Launched Betsy™, the first voice-based AI loan assistant for the US Mortgage Industry, to enhance customer experience, improve loan-team efficiency, and further accelerate our end-to-end technology platform Tinman™
•Plan to further diversify Better’s distribution channels by leveraging Tinman to power local loan officers through ‘NEO Powered by Better’
•Expect Q4 Funded Loan Volume to be approximately in-line with Q3 given softer seasonality partially offset by continued growth initiatives
•Remain focused on managing towards profitability in the midterm. Expect to drive growth through technology efficiency, diversified distribution channels, and optimized marketing, while balancing growth expenses with corporate cost reductions
New York, NY – November 12, 2024 – Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better” or the “Company”), a New York-based digitally native homeownership company, today reported financial results for its third quarter ended September 30, 2024.
“We are pleased with the year-over-year growth we achieved in Q3 and the opportunity to help thousands of Americans achieve their homeownership goals this quarter. Our team delivered these results despite limited interest rate relief and continued macro headwinds,” said Vishal Garg, CEO and Founder of Better. “Our technology advances continue to propel the industry forward with the launch of Betsy, the first voice-based AI loan assistant for the US Mortgage Industry. Betsy is our latest innovation built through Tinman, the company’s proprietary loan origination platform, and enhances the operational efficiency of our licensed Loan Officers, Processors and Closers. We anticipate that Betsy will also help ensure our customers can instantly receive intelligent, instant and accurate answers throughout their loan journey with Better.”
Third Quarter 2024 Financial Highlights:
Given a number of significant one-time financial items relating to the closing of Better’s de-SPAC business combination that impacted Q3’23, we are also highlighting the quarter-over-quarter changes from Q2’24.
GAAP Results:
•Revenue of $29.0 million, compared to $32.3 million in Q2’24 and $4.9 million in Q3’23. As a reminder, Q2’24 revenue included certain nonrecurring benefits to Gain on Sale Revenue related to a positive mark-to-market impact on our lock pipeline that totaled approximately $5.5 million, which should be excluded when comparing quarters sequentially
•Net loss of $54.1 million, compared to $41.4 million in Q2’24 and $353.9 million in Q3’23
•Ended Q3 with $480.1 million of cash, restricted cash, short-term investments, and Self-Funded Loans
Key Operating Metrics and Non-GAAP Financial Measures:
•Adjusted EBITDA loss of $38.7 million, compared to $23.3 million in Q2’24 and $53.9 million in Q3’23
•Funded loan volume of $1.035 billion, compared to $962 million in Q2’24 and $731 million in Q3’23, across 3,443 Total Loans in Q3’24
•Purchase loan volume of $739 million comprised 71% of Funded loan volume; HELOC loan volume (which includes home equity lines of credit and closed-end second lien loans) of $166 million comprised 16% of Funded loan volume; and refinance loan volume of $130 million comprised the remainder of Funded loan volume
•D2C loan volume of $776 million, an increase of 102% year-over-year and 16% quarter-over-quarter, comprised 75% of Funded loan volume, with B2B comprising the remainder
“In Q3 we continued leaning into growth, driving a quarter-over-quarter increase in Funded loan volume in-line with the guidance we provided last quarter, alongside increases in our growth expenses including loan team compensation and marketing. Even with some temporary rate relief, this quarter closed with 30-year fixed mortgage rates well above 7%. As such, we remain focused on driving operating leverage through continued investments in efficiency, corporate cost management, and diversifying our distribution channels,” said Kevin Ryan, CFO of Better.
Third Quarter 2024 Highlights:
•Funded loan volume growth was driven by refinance and home equity product growth, including HELOCs and closed-end second lien loans
•Total Expenses increased by approximately $9.5 million quarter-over-quarter, resulting from increases in marketing spend, loan production team compensation, and loan origination expenses, as well as the absence of certain nonrecurring expense benefits taken in Q2’24
•Favorable early results from AI program investments, including the launch of Betsy, which leverages AI and large language models to accelerate a customer’s entire mortgage journey from pre-approval start to closed loan. Betsy is programmed to verbally communicate with customers to answer mortgage application inquiries and to collect and verify outstanding application data. We expect that Betsy will be able to accurately answer detailed questions and efficiently assist with outstanding tasks, enabling faster service times, enhanced self-service capabilities, improved customer engagement, and greater sales efficiency
•Hired the executive team from NEO Home Loans to build out a distributed retail channel, diversifying Better’s offering, and leveraging Tinman™ to power local loan officers through ‘NEO Powered by Better’
•Looking to prove out Tinman’s efficiency in the distributed retail channel by providing leading technology to local loan officers to remove friction from their fulfillment process and expand their capacity to serve more customers
•Expect to leverage Better’s AI technology and digital lead funnel to empower NEO’s Loan Officer teams, who have demonstrated track records in customer service excellence and strong reputations within the communities they serve
•See a unique opportunity to expand our distribution capabilities and unlock key parts of the market that have historically been challenging for direct-to-consumer digital originators without established local footprints to serve, specifically in the purchase mortgage segment
•Launched a streamlined refinancing product for FHA borrowers, and earlier this week introduced a similar streamlined refinancing product for VA borrowers

For more information, please see the detailed financial data and other information available in the Company’s interim report on Form 10-Q, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website.

Webcast
Better will host a live webcast of its earnings conference call beginning at 8:30am ET on November 13, 2024. To access the webcast and the related presentation, or to register to listen to the call by phone, go to the investor relations section of the Company’s website at investors.better.com or click the “Attendee Registration Link” below. Please join the webcast at least 10 minutes prior to start time. A replay will be available on the investor relations website shortly after the call ends.
* Webcast Details *
Event Title: Better Home & Finance Holding Company Third Quarter 2024 Results
Event Date: November 13, 2024 08:30 AM (GMT-04:00) Eastern Time (US and Canada)
Attendee Registration Link:
https://events.q4inc.com/attendee/158563083

About Better
Since 2017, Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) has leveraged its industry-leading technology platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman™ allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates and close their loan in as little as three weeks. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its “One Day Mortgage” program in January 2023, which allows eligible customers to go from click to Commitment Letter within 24 hours. Better was named Best Online Mortgage Lender by Forbes and Best Mortgage Lender for Affordability by WSJ in 2023, ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020. Better serves customers in all 50 US states and the United Kingdom.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, which are available, free of charge, at the SEC’s website at www.sec.gov . New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
Amounts described as of and for the quarter ended September 30, 2024 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the SEC. More information as of and for the quarter ended September 30, 2024 will be provided upon filing our Quarterly Report on Form 10-Q with SEC.

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS
Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.

Results of Operations

	Three Months Ended September 30,		Three Months Ended June 30,
(Amounts in thousands, except per share amounts)	2024	2023	2024
Revenues:
Gain on loans, net	$21,503	$11,553	$24,229
Other revenue	3,070	4,009	2,881
Net interest income
Interest income	9,867	4,043	9,397
Interest expense	(5,446)	(14,698)	(4,245)
Net interest income/(loss)	4,421	(10,655)	5,152
Total net revenues	28,994	4,907	32,262
Expenses:
Compensation and benefits	37,752	84,329	35,254
General and administrative	12,481	14,234	15,155
Technology	7,249	6,349	6,582
Marketing and advertising	12,101	5,064	8,531
Loan origination expense	3,774	627	791
Depreciation and amortization	8,259	10,491	7,990
Other expenses/(Income)	1,332	237,043	(879)
Total expenses	82,948	358,137	73,424
Loss before income tax expense	(53,954)	(353,230)	(41,162)
Income tax expense/(benefit)	126	659	203
Net loss	($54,080)	($353,889)	($41,365)

Use of Non-GAAP Measures and Other Financial Metrics
We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA, Adjusted Net Income (Loss) and other key metrics.

We calculate Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, change in the fair value of bifurcated derivative, and other non-core operational expenses. We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, change in the fair value of bifurcated derivative, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-Q)), depreciation and amortization expense, and income tax expense. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe these non-GAAP financial measures improve investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.
However, our calculation of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled performance measures presented by other companies. Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures exclude certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non- GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.
Reconciliation of Non-GAAP Metrics

	Three Months Ended September 30,		Three Months Ended June 30,
(Amounts in thousands)	2024	2023	2024
Adjusted Net Loss
Net income (loss)	($54,080)	($353,889)	($41,365)
Stock-based compensation expense	5,487	39,417	7,959
Change in fair value of warrants and equity related liabilities	(206)	(861)	102
Change in fair value of bifurcated derivative	—	237,667	—
Restructuring, impairment, and other expenses	43	679	184
Adjusted Net Loss	($48,756)	($76,987)	($33,120)

Adjusted EBITDA
Net income (loss)	($54,080)	($353,889)	($41,365)
Income tax expense / (benefit)	126	659	203
Depreciation and amortization expense	8,259	10,492	7,990
Stock-based compensation expense	5,487	39,417	7,959
Interest and amortization on non-funding debt	1,631	11,939	1,668
Restructuring, impairment, and other expenses	43	679	184
Change in fair value of warrants and equity related liabilities	(206)	(861)	102

Change in fair value of bifurcated derivative	—	237,667	—
Adjusted EBITDA	($38,740)	($53,897)	($23,259)

Consolidated Balance Sheets

September 30,
(Amounts in thousands, except share and per share amounts)	2024
Assets
Cash and cash equivalents	$207,673
Restricted cash	29,406
Short-term investments	54,414
Mortgage loans held for sale, at fair value	339,485
Loans held for investment	81,401
Other receivables, net	17,337
Property and equipment, net	12,846
Right-of-use assets	3,471
Internal use software and other intangible assets, net	24,684
Goodwill	33,403
Derivative assets, at fair value	4,425
Prepaid expenses and other assets	36,618
Total Assets	$845,163
Liabilities and Stockholders’ (Deficit)/Equity
Liabilities
Warehouse lines of credit	$134,481
Convertible Note	518,012
Customer deposits	97,782
Accounts payable and accrued expenses	68,427
Escrow payable and other customer accounts	4,736
Derivative liabilities, at fair value	6
Warrant and equity related liabilities, at fair value	1,404
Lease liabilities	4,824
Other liabilities	14,973
Total Liabilities	844,645
Commitments and contingencies
Stockholders’ (Deficit)/Equity
Common stock $0.0001 par value	2

Notes receivable from stockholders	(9,149)
Additional paid-in capital	1,858,070
Accumulated deficit	(1,851,013)
Accumulated other comprehensive loss	2,608
Total Stockholders’ (Deficit)/Equity	518
Total Liabilities and Stockholders’ (Deficit)/Equity	$845,163

Key Metrics
This press release refers to the following key metrics:
Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding. Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan. Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan. D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our B2B partner relationships. HELOC loan volume represents the aggregate dollar amount of HELOC loans funded in a given period based on the principal amount of the loan at funding. B2B Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our B2B partner relationships. Total Loans represents the total number of loans funded in a given period, including purchase loans, refinance loans and HELOC loans. Self-Funded Loans is defined as our Loans Held for Sale and Loans held for Investment as presented on our Balance Sheet less our Warehouse Lines of Credit and Customer Deposits as presented on our Balance Sheet.

For Investor Relations Inquiries please email ir@better.com